United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2006 (July 11, 2006)

ePlus inc.
(Exact name of registrant as specified in its charter)

             Delaware   54-1817218
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)        Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

ePlus Technology, inc., a wholly-owned subsidiary of ePlus inc., modified the current credit facility agreements with GE Commercial Distribution Finance Corporation ("GECDF" - formerly known as Deutsche Financial Services Corporation) that were executed on August 31, 2000. The changes to the agreements were effective June 29, 2006, however, ePlus Technology, inc. received GECDF's authorized signature to the amendment on July 11, 2006. The changes include the ability to have GECDF provide a total credit facility limit of up to $100,000,000 during the Overline Period, which is defined as June 26, 2006 through September 21, 2006. Other than during the Overline Period, the total credit facility limit is up to $85,000,000. In addition, the accounts receivable facility’s sub-limit increased to $30,000,000 from $20,000,000.

The foregoing description of the amendment is qualified in its entirety by reference to the amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) The following exhibits are filed as part of this report:

Exhibit Number	Exhibit Description
10.1	Amendment to Business Financing Agreement and Agreement for Wholesale Financing dated June 29, 2006 between GE Commercial Distribution Finance Corporation and ePlus Technology, inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ePlus inc.

                         By: /s/ Steven J. Mencarini
                         Steven J. Mencarini
Date: July 13, 2006                Chief Financial Officer